DISTRIBUTION AGREEMENT


         AGREEMENT made this day of , 1998, between Endeavor Series Trust, a Massachusetts business trust, (the "Trust"), and Endeavor Group, a California corporation (the "Distributor") each with offices at 2101 East Coast Highway, Suite 300, Corona del Mar, California 92625.

         WHEREAS, the Trust is a registered open-end management investment company, which currently offers shares of its common stock in eleven series, each as set forth on Schedule A hereto (the "Existing Funds"), and the Trust may offer shares of one or more additional Funds in the future;

         WHEREAS, the Trust was originally organized to act as the funding vehicle for certain individual variable life insurance policies and individual and group variable annuity contracts offered by PFL Life Insurance Company ("PFL") or life insurance companies affiliated with PFL through separate accounts of such life insurance companies; and

         WHEREAS, in the future, the Trust may also offer its shares to life insurance companies unaffiliated with PFL (together with PFL and its affiliated life insurance companies, the "Life Companies") as a funding vehicle for variable life insurance policies and variable annuity contracts (together with the variable life insurance policies and variable annuity contracts offered by PFL and its affiliated life insurance companies, (collectively referred to herein as "Variable Contracts"), and/or to qualified pension and retirement plans (the "Qualified Plans"); and

         WHEREAS, from time to time, the Trust may enter into sales agreements with Life Companies that have or will establish one or more separate accounts to offer Variable Contracts, pursuant to which one or more Funds of the Trust serves as the underlying funding vehicle for such Variable Contracts; and, under certain circumstances, may enter into sales agreements with the Qualified Plans; and

         WHEREAS, it is contemplated that, in addition to entering into sales agreements with Life Companies and/or Qualified Plans, the Distributor shall engage in certain promotional and sales efforts on behalf of the Trust, as described in the Brokerage Enhancement Plan pursuant to Rule 12b-1 adopted by the Trust.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. (a) The Trust proposes to issue and sell shares of common stock of the Fund (the "Shares") to separate accounts of Life Companies and to the Qualified Plans as may be permitted by applicable law and subject to the Trust's obtaining any necessary regulatory approvals. The Trust hereby appoints the Distributor as agent to sell the Shares and the Distributor hereby accepts such appointment. The Shares will

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be distributed  under such terms as are set by the Trust and will be sold to the separate accounts and the Qualified Plans permitted to buy the Shares as specified by the Trust's Board of Trustees.

                  (b) In the event that the Trust from time to time designates one or more Funds in addition to the Existing Funds ("Additional Funds"), it shall notify the Distributor. If the Distributor is willing to perform services hereunder for the Additional Funds, it shall so notify the Trust. Thereafter, the Trust and the Distributor shall mutually agree to amend Schedule A to this Agreement in writing to add the Additional Funds and the Additional Funds shall be subject to this Agreement, subject to the approval of the Board of Trustees as set forth in Section 7.(a) below.

         2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value as described in the Trust's prospectus, and (ii) the Trust shall receive 100% of such net asset value.

                  (b) The Shares will be sold in accordance with any sales agreements between the Trust and Life Companies and, where applicable, the Trust and Qualified Plans. The Existing Funds and all Additional Funds subject to this Agreement are referred to collectively as "Funds."

         3. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sales or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Trust's then-current Prospectus or in sales literature or advertisements approved by the Trust or in such financial and other statements which are furnished in writing to the Distributor pursuant to the next paragraph. The Trust shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. The Distributor shall review all materials submitted to it by Life Companies and Qualified Plans that describe the Trust, the Shares or the Trust's investment manager and investment advisers. The Distributor shall not be responsible for any information provided or statements or representations made by Life Companies or Qualified Plans, representatives or agents of Life Companies or Qualified Plans, or any other persons or entities other than the Distributor's representatives or agents.

                  (b) The Trust shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of the Distributor to sell the Shares and in the performance by the Distributor of all its duties under this Agreement.

         4.       (a)      The Trust will pay or cause to be paid:

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                           (i)  registration  fees for  registering  its  shares
                           under the Securities Act of 1933 (the "1933 Act") as required;

                           (ii) the expenses, including counsel fees, of preparing registration statements and such other documents as the Trust believes are necessary for registering the Shares with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

                           (iii) expenses incident to preparing amendments to registration statements of the Trust under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act");

                           (iv) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the then existing shareholders or beneficial owners of Shares (including owners of Variable Contracts whose Contracts use one or more Funds as their funding vehicle); and

                           (v) expenses incident to the issuance of its Shares such as the cost of stock certificates, if any, taxes and fees of the transfer agent for establishing shareholder record accounts and confirmations.

                  (b) The Distributor shall pay all of its own costs and expenses connected with the offer and sale of Shares ("Distribution Expenses"), except that certain Distribution Expenses may be reimbursed to the Distributor as provided in Section 5 hereof.

         5. (a) Pursuant to a Brokerage Enhancement Plan (the "Plan") adopted by the Board of Trustees of the Trust in accordance with Section 12(b) of the 1940 Act, Rule 12b-1 and other rules and regulations promulgated thereunder, as the same may be, from time to time, issued or amended, the Trust, on behalf of a Fund that has approved the Plan pursuant to Section 5 thereof, may reimburse the Distributor, for Distribution Expenses as described in Section 5(b) hereof. Reimbursements shall be payable only from brokerage commissions paid by the Fund in connection with its portfolio transactions which have been made available for use by the Fund as described in the Plan. Reimbursements to the Distributor shall be payable on a monthly basis. Such reimbursement may be made only for the one year period commencing on the date hereof and for each twelve month period (or portion thereof) thereafter, in which the Plan is in effect for that Fund.

                  (b)  Distribution   Expenses   reimbursable   hereunder  shall
include, but not necessarily be limited to, the following costs:


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                           (i)  printing  and  mailing  of  Trust  prospectuses,
                           statements of additional information, any supplements thereto and shareholder reports for existing and prospective Variable Contract owners;

                           (ii) development, preparation, printing and mailing of Trust advertisements, sale literature and other promotional materials describing and/or relating to the Funds and including materials intended for use within the Life Company, or for broker-dealer only use or retail use;

                           (iii) holding or participating in seminars and sales meetings designed to promote the distribution of Trust Shares;

                           (iv) marketing fees requested by broker-dealers who sell Variable Contracts;

                           (v) obtaining information and providing explanations to Variable Contract owners regarding Trust investment objectives and policies and other information about the Trust and the Funds, including the performance of the Funds;

                           (vi) training sales personnel regarding sales of Variable Contracts and underlying Shares of the Trust;

                           (vii) compensating broker-dealers and/or their registered representatives in connection with the allocation of cash values and premiums of the Variable Contracts to the Trust;

                           (viii)   personal   service  and/or   maintenance  of
                           Variable Contract owner accounts with respect to Trust Shares attributable to such accounts; and

                           (ix) financing any other activity that the Trust's Board of Trustees determines is primarily intended to result in the sale of Shares.

                  (c) The Distributor shall submit annual reimbursable Distribution Expense budgets to the Board of Trustees of the Trust. As soon as practicable after the end of each calendar quarter, the Distributor shall submit to the Board of Trustees for ratification reports of Distribution Expenses reimbursed as to each Fund for that quarter. The Board of Trustees will consider each report at its next regular meeting after such report is submitted, and the Distributor shall only retain those reimbursements that are approved by the Board of Trustees, including a majority of the "Disinterested Trustees" (as that term is defined in Section 7 hereof).


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         6. (a) The Trust  shall  maintain a  currently  effective  Registration
Statement on Form N-1A and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rule and regulations of the SEC thereunder.

                  (b) The Trust represents and warrants that its Registration Statement, post-effective amendments, Prospectus and Statement of Additional Information (excluding statements based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to
Section 3(b) hereof shall be true and correct in all material respects.

         7. (a) This Agreement shall take effect on the date set forth above, provided it has been approved by a vote of the majority of Trustees of the Trust and those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall remain in full force and effect until , 1999, and may be continued for twelve month periods (or portions thereof) thereafter; provided that such continuance shall be specifically approved annually by a majority of the Board of Trustees of the Trust and by a majority of the Disinterested Trustees. This Agreement may be amended, with respect to any Fund, with the approval of a majority of the Board of Trustees and by a majority of the Disinterested Trustees.

                  (b) This Agreement, with respect to any Fund, may be terminated, at any time without payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding voting securities of that Fund, or may be terminated by the Distributor, in either case on not more than 60 days' written notice delivered personally by registered mail, postage prepaid, to the other party.

                  (c) This Agreement shall automatically terminate in the event of its assignment.

                  (d) The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

         8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Distributor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Distributor or retained by it to perform or assist in the performance of its obligations under this Agreement) the Distributor shall not be subject to liability to the Trust or to any shareholder of the Funds

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of the Trust for any act or  omission  in the  course  of,  or  connected  with, rendering services hereunder, or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

         9. (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), which the Distributor or such controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, as from time to time amended or supplemented, any prospectus or annual or interim report to shareholders of the Trust, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the

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Distributor of the  commencement  of any litigation or proceeding  against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

                  (b) The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in paragraph 4.1, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any persons so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of paragraph 4.1.

         10. This Agreement is made by the Trust, on behalf of each Fund, pursuant to authority granted by the Board of Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals on the day and year first above written.

                                     ENDEAVOR SERIES TRUST

Attest:


                                     By:
Secretary                                     James R. McInnis, President


                                     ENDEAVOR GROUP

Attest:


                                     By:
Secretary                                     Vincent J. McGuinness,
                                              Chief Executive Officer

                                        -7-

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                                        SCHEDULE A


As of May 1, 1998, the Distributor shall act as distributor for shares of the following Funds of Endeavor Series Trust:

                     Endeavor Money Market Portfolio
               Endeavor Managed Asset Allocation Portfolio
               T. Rowe Price International Stock Portfolio
                  T. Rowe Price Equity Income Portfolio
                  T. Rowe Price Growth Stock Portfolio
                    Dreyfus Small Cap Value Portfolio
              Dreyfus U.S. Government Securities Portfolio
                     Endeavor Value Equity Portfolio
                  Endeavor Opportunity Value Portfolio
                    Endeavor Enhanced Index Portfolio
                      Endeavor Select 50 Portfolio
                      Endeavor High Yield Portfolio


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